Exhibit C-1
Rule 24 Reporting Requirement No. 3

   Associate companies transferred to Prisma Energy International Inc. and its Subsidiaries During the Quarterly Period Ending September 30, 2004

1.   Accroven SRL
2.   ACCROVEN SRL - Venezuelan Branch
3.   Bahia Las Minas Corp.
4.   Bolivia Holdings Ltd.
5. Centragas - Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A.
6.   Chongju City Gas Co., Ltd.
7.   Chonnam City Gas Co., Ltd.
8.   Choongnam City Gas Co., Ltd.
9.   Compression Projects Finance Ltd.
10.  Daehan City Gas Co., Ltd.
11.  Daehan City Gas Engineering
12.  Duck Lake International, A.V.V.
13.  ECT Colombia Pipeline Holdings 2 Ltd.
14.  EI Puerto Rico Operations, Inc.
15.  EIE - Enron Investimientos Energeticos Ltda.
16.  Electricidad del Pacifico, S.A.
17.  ELEKTRO - Eletricidade e Servicos S.A.
18.  ELEKTRO Comercializadora de Energia Ltda.
19.  Empresa Energetica Corinto Ltd.
20.  Empresa Energetica Corinto Ltd. - Nicaraguan Branch
21.  EN - Eletricidade do Brasil Ltda.
22.  Enron (Bolivia) C.V
23.  Enron (Bolivia) C.V - Bolivian Branch
24.  Enron America do Sul Ltda.
25.  Enron America do Sul Ltda. - Rio Branch
26.  Enron America do Sul Ltda. - Salvador Branch
27.  Enron Brazil Ltd.
28.  Enron Brazil Power Holdings II Ltd.
29.  Enron Brazil Power Holdings IV Ltd.
30.  Enron Brazil Power Holdings V Ltd.
31.  Enron Brazil Power Holdings X Ltd.
32.  Enron Brazil Power Investments II Ltd.
33.  Enron Brazil Power Investments V Ltd.
34.  Enron Brazil Power Investments X Ltd.
35.  Enron Brazil Services Ltd.
36.  Enron Caribe III Ltd.
37.  Enron Caribe VI Ltd.
38.  Enron Cuiaba Pipeline Services, LLC
39.  Enron Cuiaba Services, LLC
40.  Enron de Nicaragua Ltd.
41.  Enron Dominicana Ltd. Partnership
42.  Enron Dutch Investment No. 2
43.  Enron Electric Brazil Holdings Ltd.

Exhibit C-1
Rule 24 Reporting Requirement No. 3
44.  Enron Electric Brazil Ltd.
45.  Enron Electricidad de Nicaragua, S.A.
46.  Enron Europe Operations (Advisor) Limited
47.  Enron Guatemala Holdings Ltd.
48.  Enron Industrial de Venezuela Ltd.
49.  Enron Internacional Panama, S.A.
50.  Enron International Americas LLC
51.  Enron International Bolivia Holdings Ltd.
52.  Enron International Bolivia Investments, Ltd.
53.  Enron International Korea Holdings Company Ltd.
54.  Enron International Korea LLC
55.  Enron Panama Management Services L.L.C.
56.  Enron Power Holdings (Turkey) B.V.
57.  Enron Power Holdings C.V.
58.  Enron Reserve 6 B.V.
59.  Enron Reserve 7 B.V. 60. Enron Servicios Guatemala, Limitada
61.  Enron Servicios Guatemala, Limitada - Sucursal El Salvador
62.  Enron Transportadora Holdings Ltd.
63.  Enron Transredes Services L.L.C.
64.  Enron Turkey Energy B.V.
65.  EPC - Empresa Paranaense Comercializadora Ltda.
66.  EPE - Empresa Produtora de Energia Ltda.
67.  EPE - Empresa Produtora de Energia Ltda. - Cuiaba/Mato Grosso Branch
68.  EPE Generation Holdings Ltd.
69.  EPE Holdings Ltd.
70.  EPE Investments Ltd.
71.  ETB - Energia Total do Brasil Ltda.
72.  Finven Financial Institution Limited
73.  Gas Transboliviano S.A.
74.  GasMat Holdings Ltd.
75.  GasMat Investments Ltd.
76.  GasOcidente do Mato Grosso Ltda.
77.  GasOriente Boliviano Ltda.
78.  Geracao Centro Oeste Ltda.
79.  Iksan City Gas Co., Ltd.
80.  Iksan Energy Co., Ltd.
81.  Java Investments Ltd.
82.  Kangwon City Gas Co., Ltd.
83.  Kumi City Gas Co., Ltd.
84.  Mesquite Holdings B.V.
85.  Pacific Energy Financing Ltd.
86.  Pan Holdings Vencaribe Ltd.
87.  Pohang City Gas Co., Ltd.
88.  Poliwatt, Limitada
89.  Poliwatt, Limitada - Sucursal El Salvador
90.  PQP Limited
91.  Promigas S.A. E.S.P.

Exhibit C-1
Rule 24 Reporting Requirement No. 3
92.  21 Promigas subsidiaries with varying ownership interest
93.  Puerto Quetzal Power Corp.
94.  Puerto Quetzal Power LLC
95.  Puerto Quetzal Power LLC - Guatemala Branch
96.  Pusan City Gas Co., Ltd.
97.  Pusan City Gas Development Co.
98.  SII Enerji ve Uretim Limited Sirketi
99.  SII Holdings 4 B.V.
100. SK Gas Co., Ltd.
101. SK-Enron Co., Ltd.
102. Terraco Investments Ltd.
103. TR Holdings Ltda.
104. Trakya Elektrik Uretim ve Ticaret A.S.
105. Transborder Gas Services Ltd.
106. Transportadora Brasileira Gasoduto Bolivia - Brasil S.A. - TBG
107. Transredes - Transporte de Hidrocarburos S.A.
108. Transredes do Brasil Ltda.
109. V. Holdings Industries S.A.
110. VENGAS, S.A.



Name Changes during the Reporting Period:
----------------------------------------
PEI International America LLC (fka Enron International Americas LLC - prior to October 7, 2004).

Formations and Purchase of Shelf Company during the Reporting Period:
--------------------------------------------------------------------
Effective August 31, 2004, Prisma Energy International Inc. acquired a new company: PEI Accroven Services B.V., a Dutch B.V.

Prisma Energy Brazil Power Holdings Ltd. was incorporated in the Cayman Islands on July 23, 2004.

Prisma Energy Luxembourg S.a.r.l. was formed on September 16, 2004.

Exhibit C-2
Rule 24 Reporting Requirement No. 3

       Associate companies transferred to CrossCountry During the Period
                        March 9, 2004 to June 30, 2004/1

1.   NBP Services Corporation

2.   Transwestern Holding Company, Inc.

3.   Transwestern Pipeline Company

4.   Northern Plains Natural Gas Company

5.   Northern Border Pipeline Corporation

6.   Pan Border Gas Company

7.   CrossCountry Alaska, LLC

8.   Citrus Corp.

9.  Florida Gas Transmission Company

10.  Citrus Energy Services, Inc.

11.  Citrus Trading Corp.

12.  CrossCountry Energy Services, LLC

13.  Northern Border Partners, L.P.

14.  Northern Border Intermediate Limited Partnership

15.  Bear Paw Investments, LLC

16.  Bear Paw Energy, LLC

17.  Brown Bear Enterprises, LLC

18.  Bear Paw Processing Company (Canada) Ltd.

19.  Border Minnesota Pipeline, LLC (f/k/a Bison Pipeline, LLC)


---------------------
1 In some cases, the transferred associate company was not wholly-owned by Enron.

Exhibit C-2
Rule 24 Reporting Requirement No. 3

20.  Black Mesa Holdings, Inc.

21.  Black Mesa Pipeline, Inc.

22.  Black Mesa Pipeline Operations LLC

23.  Black Mesa Technologies, Inc.

24.  Black Mesa Technologies Services, LLC

25.  China Pipeline Holdings Ltd. (.81% interest only)

26.  Border Midstream Services, Ltd.

27.  Border Midwestern Company

28.  Midwestern Gas Marketing Company

29.  Midwestern Gas Transmission Company

30.  Border Viking Company

31.  Viking Gas Transmission Company

32.  Guardian Pipeline, LLC

33.  Crestone Energy Ventures, LLC

34.  Crestone Bighorn, LLC

35.  Crestone Gathering Services, LLC

36.  Crestone Powder River, LLC

37.  Crestone Wind River, LLC

38.  Bighorn Gas Gathering, LLC

39.  Fort Union Gas Gathering, LLC

40.  Lost Creek Gathering Company, LLC

41.  Northern Border Pipeline Company